Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12670, 333-12672, 333-98425, 333-101452, 333-107975, 333-116596, 333-132251,333-153436 and 333-162489 on Form S-8 of our reports dated April 23, 2010 relating to the consolidated financial statements of O2Micro International Limited and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE
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Deloitte & Touche
Taipei, Taiwan
Republic of China

May 24, 2010